EXHIBIT 10.108

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "Agreement") is made as of the 8th day of September, 2000, by and between APPLE SUITES, INC., a Virginia corporation (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association (the "Lender").

                              STATEMENT OF PURPOSE

     The Company has requested the Lender to extend to the Company a loan to refinance existing debt and the Lender has agreed to do so on the terms and subject to the conditions set forth herein. All capitalized terms not otherwise defined herein are defined in Paragraph 10 hereof.

     Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

     1. Credit Facility.

     1(a) Loan. Subject to the conditions set forth herein, the Lender agrees that it shall advance $10,000,000.00 (the "Loan") to the Company at closing. No amount repaid by the Company prior to the Maturity Date may be reborrowed by the Company.

     1(b) Interest Rate. The Loan shall bear interest at the Applicable Prime Rate unless the Company elects to have the Loan bear interest at the Applicable LIBOR Rate as permitted herein.

     1(c) Payment of Interest. The Company shall pay to the Lender interest on the Loan from the date hereof to but not including the date of payment. Interest payable while the Loan is a Prime Rate Loan shall be payable monthly, in arrears, as provided in Paragraph 2(m) below, and interest payable while the Loan is a LIBOR Loan shall be payable at the end of the applicable Interest Period.

     1(d) Interest Conversion and Continuation.

     (1) The Company may elect at the end of any then current Interest Period to convert the Loan from a LIBOR Loan to a Prime Rate Loan by delivering a duly-executed, irrevocable Notice of Conversion to the Lender at least one Business Day prior to the proposed date of such conversion. The Company may elect at any time to convert a Prime Rate Loan to a LIBOR Loan by delivering a duly-executed, irrevocable Notice of Conversion to the Lender at least three (3) LIBOR Business Days prior to the proposed date of such conversion. The Loan may not be converted from a Prime Rate Loan to a LIBOR Loan if an Event of


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Default or Potential Default has occurred and is continuing on the day occurring three LIBOR Business Days prior to the date of the conversion requested by the Company or on the date of conversion.

     (2) If the Loan is a LIBOR Loan, then Company may elect to continue the Loan as a LIBOR Loan following the end of the applicable Interest Period if the Company delivers a duly-executed, irrevocable Notice of Continuation to the Lender at least three LIBOR Business Days prior to the proposed date of such continuation; provided, however, that a LIBOR Loan may not be continued as such when any Event of Default or Potential Default has occurred and is continuing on the day occurring three (3) LIBOR Business Days prior to the proposed date of such continuation or on the date of conversion, but shall be automatically converted to a Prime Rate Loan at the end of the Interest Period, and the Lender shall notify the Company promptly that such automatic conversion will occur. If the Company shall fail to give notice as provided above, the Company shall be deemed to have elected to convert the Loan from a LIBOR Loan to a Prime Rate Loan at the end of the applicable Interest Period.

     1(e) Funding. The Lender shall be entitled to fund the Loan in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Lender actually funds the Loan through the purchase in London of offshore dollar deposits in the amount of the Loan.

     2. Miscellaneous Lending Provisions.

     2(a) Use of Proceeds. The proceeds of the Loan shall be used by the Company solely for the purpose of refinancing existing debt.

     2(b) Note. The obligations of the Company to repay the Loan shall be evidenced by a note payable to the order of the Lender in the form attached hereto as Exhibit A (the "Note").

     2(c) Repayment of Principal. Subject to the prepayment requirements of Paragraph 2(k) below, the Company shall pay the then principal amount of the Loan and any accrued and unpaid interest on the Maturity Date.

     2(d) Inability to Determine Rate. If the Lender determines (which determination shall be conclusive and binding upon the Company, provided such determination is made on a reasonable basis) that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period, then the Lender shall forthwith give facsimile notice of such determination, confirmed in writing, to the Company. If such notice is given: (1) and the Loan was to have been converted to a LIBOR Loan shall, then, subject to the provisions


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hereof, the Loan shall be continued as a Prime Rate Loan; or (2) and the Loan is a LIBOR Loan, then the Loan shall be converted on the last day of the then current Interest Period to a Prime Rate Loan. Until such notice has been withdrawn by the Lender, the Company shall not have the right to convert a Prime Rate Loan to a LIBOR Loan or to continue a LIBOR Loan as such. The Lender shall withdraw such notice in the event that the circumstances giving rise thereto no longer obtain and that adequate and reasonable means exist for ascertaining the LIBOR Rate, and following withdrawal of such notice by the Lender, the Company shall have the right to convert the Loan from a Prime Rate Loan to a LIBOR Loan or to continue the Loan as a LIBOR Loan in accordance with the terms and conditions of this Agreement.

     2(e) Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain the Loan as a LIBOR Loan as contemplated by this Agreement, the Lender shall forthwith give facsimile notice to the Company of such illegality, and upon giving such notice, if the Loan is then outstanding as a LIBOR Loan, then it shall be converted automatically to a Prime Rate Loan at the end of the respective Interest Period or within such earlier period as required by law. In the event of a conversion of the Loan from a LIBOR Loan to a Prime Rate Loan prior to the end of its applicable Interest Period, the Company hereby agrees to promptly pay Lender, upon demand, the amounts required pursuant to Paragraph 2(h) below, it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. If subsequently Lender determines that the cause of such illegality has ceased to exist, Lender will notify the Company by facsimile notice, and the Company may request that the Loan be converted to a LIBOR Loan as provided in Paragraph 1(d)(1) above.

     2(f) Requirements of Law; Increased Costs. In the event that any change subsequent to the date hereof in any applicable law, order, regulation, treaty or directive issued by any central bank or other Governmental Authority, or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) by any central bank or other Governmental Authority:

     (1) subjects Lender to any tax of any kind whatsoever with respect to this Agreement or the Loan made hereunder, or change the basis of taxation of payments to any Lender of principal, fee, interest or any other amount payable hereunder (except for change in the rate of tax on the overall net income of such Lender);

     (2) imposes, modifies or holds applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which are not otherwise included in the determination of the LIBOR Rate or the Prime Rate; or


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     (3) imposes on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining the Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, the Company shall, subject to the provisions hereof pay to the Lender within 15 days (the "15 day period") of written demand made by the Lender, any additional amounts necessary to compensate Lender for such additional cost or reduced amounts receivable or rate of return as determined by Lender with respect to this Agreement or the Loan made hereunder. If Lender becomes entitled to claim any additional amounts pursuant to this Paragraph 2(c), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by Lender to the Company shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loan and all other amounts payable hereunder.

     2(g) Funding. The Lender shall be entitled to fund all or any portion of the Loan in any manner it may determine in its sole discretion,. If the Company elects to have the Loan bear interest at the Applicable LIBOR Rate, then all calculations and transactions hereunder shall be conducted as though such Lender actually funds the Loan as a LIBOR Loan through the purchase in London of offshore dollar deposits in the amount of the Loan in maturities corresponding to the applicable Interest Period.

     2(h) Funding Indemnification -- Prepayment. In addition to all other payment obligations hereunder, in the event the Loan is a LIBOR Loan and is prepaid prior to the last day of the applicable Interest Period, whether following a voluntary prepayment or a mandatory prepayment, the Company shall immediately pay to the Lender an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of the Loan so prepaid to the last day of the applicable Interest Period at the applicable rate of interest hereunder while the Loan is a LIBOR Loan over (ii) the interest component of the amount the Lender would have bid in the London interbank market for dollar deposits of leading banks of amounts comparable to such principal amount repaid and maturities comparable to such period, as reasonably determined by Lender, together with an additional amount compensating Lender for losses and expenses incurred by Lender in connection with such prepayment, including, without limitation, such as may arise out of a re-employment of funds obtained by Lender and from fees payable to terminate the deposits from which such funds were obtained, such losses, and expenses and the method of calculation thereof being set forth in reasonable detail and a statement delivered to the Company by Lender. Under no circumstances shall Lender have any obligation to remit monies to the Company upon prepayment while the Loan is a LIBOR Loan even under circumstances which do not result in the necessity of the payment by the Company of any amount hereunder. The provisions hereof shall survive termination of this Agreement and payment of the Loan and all amounts payable hereunder.


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     2(i) Funding  Indemnification -- Default or Failure to Continue or Convert.
In addition to all other payment obligations hereunder, in the event the Company shall fail to continue or to make a conversion of the Loan to a LIBOR Loan after the Company has given notice thereof as provided in Paragraph 1(d) above, or if the Lender is not obligated to do so due to the existence of an Event of Default or Potential Default, then the Company shall immediately pay to the Lender an additional amount compensating the Lender for losses and expenses incurred by the Lender in connection with such failure to continue or convert the Loan to a LIBOR Loan, or the occurrence of an Event of Default or Potential Default including, without limitation, such as may arise out of re-employment of funds obtained by the Lender and from fees payable to terminate the deposits from which such funds were obtained, such losses and expenses to be of the type customarily assessed for failures to convert or continue the Loan to a LIBOR Loan, and such losses and expenses and the method of calculation thereof being set forth in reasonable detail in a statement delivered to the Company by the Lender. The provisions hereof shall survive termination of this Agreement and payment of the Loan and all other amounts payable hereunder.

     2(j) Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

     2(k) Prepayments.

     (1) The Company may voluntarily prepay the Loan (including a LIBOR Loan, subject to paragraph 2(h))in whole or in part at any time.

     (2) The Company shall make mandatory prepayments of principal in an amount equal to seventy-five percent (75%) of all Equity Proceeds (the "Mandatory Equity Payments"). Mandatory Equity Payments shall be due and payable to Lender no later than the next business day following the Company's receipt of any Equity Proceeds.

     (3) The Company shall pay all interest accrued but unpaid concurrently with the prepayment of any principal.

     2(l) Commitment Fees. The Company shall pay the following fees: (i) an initial fee of equal to three-quarters percent (.75%) of the Loan amount shall be paid at closing and (ii) a fee equal to one-quarter percent (.25%) of the then outstanding balance on the Mid-Term Date shall be paid no later than the second Business Day following the Mid-Term Date.

     2(m) Interest and Fee Billing and Payment. The Lender shall (1) while the Loan is a Prime Rate Loan, on or before the fifth Business Day of each month, and (2) while the Loan is a LIBOR Loan, on the last day of the applicable Interest Period, deliver to the Company an interest and fee billing for the immediately preceding month or Interest Period, as the case may be, which billing shall set forth interest accrued and payable on the Loan and fees payable hereunder for such period and which billing shall be payable, in the case of a billing delivered pursuant to subparagraph (1) above, no later than the second Business


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Day  following  receipt  thereof by the  Company  and,  in the case of a billing delivered pursuant to subparagraph (2) above, on the last day of the applicable Interest Period. In the alternative, the Company may, within one (1) Business Day following receipt of such billing by the Company, authorize the Lender by
telephone  (which   authorization  shall  be  promptly  followed  by  a  written confirmation thereof) to debit the Company's accounts maintained with the Lender for the amount of such accrued interest and fees payable.

     2(n) Nature and Place of Payments. All payments made on account of the Obligations shall be made without set-off or counterclaim in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority upon the Lender and if received by the Lender by 2:00 p.m. (Charlotte, North Carolina time) such payment will be credited on the Business Day received. If a payment is received after 2:00 p.m. (Charlotte, North Carolina time) by the Lender, such payment will be credited on the next succeeding Business Day and interest thereon shall be payable at the then applicable rate until credited. If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

     2(o) Post-Maturity Interest. Any Obligations not paid when due (whether at stated maturity, upon acceleration or otherwise) shall bear interest from the date due until paid in full at a per annum rate equal to four percent (4%) above the then applicable interest rate, or, if such Obligations do not otherwise bear interest, four percent (4%) above the Applicable Prime Rate.

     3. Pledge Agreement; Guaranties; Additional Documents.

     3(a) Pledge Agreement and Financing Statements. Repayment of the Loan shall be secured by a first priority security interest in the Collateral. To effect such lien, the Company shall execute and deliver to the Lender a pledge agreement in the form of that attached hereto as Exhibit B (the "Pledge Agreement"), pursuant to which the Company shall pledge, assign and grant to the Lender a perfected, first priority security interest in and lien upon the Collateral.

     3(b) Intentionally Deleted.

     3(c) Further Documents. The Company agrees to execute and deliver and to cause to be executed and delivered to the Lender from time to time such confirmation and supplementary security agreements, financing statements and other documents, instruments and agreements as the Lender may reasonably require, which are in the Lender's judgment necessary or desirable to obtain for the Lender the benefit of the Credit Documents and the Collateral. The Company also hereby authorizes the Lender to execute and file, on behalf of the Company, all financing statements which are in the Lender's judgment necessary or desirable to obtain for the Lender the benefit of the Credit Documents and the Collateral.


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     4. Conditions to Making of the Loan.

     As conditions precedent to the Lender's obligation to make the Loan hereunder:

     4(a) The Company shall have delivered to the Lender, in form and substance satisfactory to the Lender and its counsel each of the following:

     (1) A duly executed copy of this Agreement;

     (2) A duly executed copy of the Note;

     (3) A duly executed copy of the Pledge Agreement;

     (4) The originals of all documents required to be delivered to Lender pursuant to the Pledge Agreement;

     (5) Duly executed copies of all financing statements and other documents, instruments and agreements, properly executed, deemed necessary or appropriate by the Lender, in its reasonable discretion, to obtain for the Lender a perfected, first priority security interest in and lien upon the Collateral;

     (6) Such credit applications, financial statements, authorizations and such information concerning the Company and its businesses, operations and conditions (financial and otherwise) as the Lender may reasonably request;

     (7) Certified copies of resolutions of the Board of Directors of the Company approving the execution and delivery of the Credit Documents, the performance of the Obligations thereunder and the consummation of the transactions contemplated thereby;

     (8) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver the Credit Documents;

     (9) A copy of the Articles of Incorporation of the Company certified by the Secretary or an Assistant Secretary of the Company as of the date of this Agreement as being accurate and complete;

     (10) A copy of the Bylaws of the Company certified by the Secretary or an Assistant Secretary of the Company as of the date of this Agreement as being accurate and complete;

     (11) A certificate of the Secretary of State of the State of Virginia, certifying as of a recent date that the Company is in good standing;


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     (12) An opinion of counsel  for the  Company  substantially  in the form of
Exhibit C attached hereto and covering such other matters as the Lender may reasonably request; and

     (13) An estoppel or comfort letter (a "Comfort Letter") from any franchisor with which the Company or any of its Affiliates has entered into a Franchise Agreement relating to hotels operated by such Affiliates in form and substance satisfactory to Lender.

     4(b) All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Credit Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

     4(c) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Credit Documents shall be satisfactory in form and substance to the Lender and its counsel, and all legal and financial due diligence on the Company and its operation and conditions shall be completed and shall be satisfactory to Lender and its counsel.

     4(d) All fees required to be paid on or before the date hereof pursuant to Paragraph 2(l) above shall have been paid prior to (or will be paid concurrently with) the making of the Loan hereunder.

     4(e) Each of the following real estate-secured loans (each, a "Conduit Loan" and collectively, the "Conduit Loans"), to be made by the Lender to Subsidiaries of the Company, shall have closed or shall close contemporaneously with the Loan:

     (1) Loan Number 26-5330839, to be secured by a hotel property known as Homewood Suites located at 2233 Ulmerton Road, Clearwater, Florida 34622;

     (2) Loan Number 26-5330840, to be secured by a hotel property known as Homewood Suites located at 450 Technology Parkway, Norcross, Georgia 30092;

     (3) Loan Number 26-5330841, to be secured by a hotel property known as Homewood Suites located at 3200 Cobb Parkway SW, Atlanta, Georgia 30339;

     (4) Loan Number 26-5330842, to be secured by a hotel property known as Homewood Suites located at 1181 Winterson Road, Linthicum, Maryland 21090;


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     (5) Loan  Number  26-5330843,  to be secured by a hotel  property  known as
Homewood Suites located at 30810 North Civic Center Boulevard, Warren, Michigan 48093;

     (6) Loan Number 26-5330844, to be secured by a hotel property known as Homewood Suites located at 893 Centre Street, Jackson, Mississippi 39157;

     (7) Loan Number 26-5330845, to be secured by a hotel property known as Homewood Suites located at 4451 Beltline Boulevard, Addison, Texas 75001;

     (8) Loan Number 26-5330846, to be secured by a hotel property known as Homewood Suites located at 4300 Wingren Drive, Irving, Texas 75001;

     (9) Loan Number 26-5330847, to be secured by a hotel property known as Homewood Suites located at 4705 Old Shepard Place, Plano, Texas 75093;

     (10) Loan Number 26-5330848, to be secured by a hotel property known as Homewood Suites located at 844 East North Union Avenue, Midvale, Utah 84047; and

     (11) Loan Number 26-5330849, to be secured by a hotel property known as Homewood Suites located at 4100 Innslake Drive, Glen Allen, Virginia 23060.

5.   Representations and Warranties of the Company.

     The Company represents and warrants to the Lender that:

     5(a) Corporate Existence; Compliance with Law. The Company: (1) is duly organized, validly existing and in good standing as a corporation under the laws of Virginia and is qualified to do business in each other jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Company or its property or business or on the ability of the Company to pay or perform the Obligations, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations, the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company.


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     5(b) Corporate Power;  Authorization;  Enforceable  Obligations The Company
has the corporate power and authority and the legal right to execute, deliver and perform the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents. The Credit Documents have been duly executed and delivered on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

     5(c) Financial Condition. The financial statements which have been furnished to the Lender, are complete and correct and have been prepared to present fairly, in accordance with GAAP, the financial condition of the Pledgor at such dates and the results of its operations and changes in financial position for the fiscal periods then ended.

     5(d) Ownership of Collateral. Pledgor is and will be the sole lawful owner of all Collateral. Pledgor has full right and title in and to the Collateral, free and clear of any lien, security interest, pledge, mortgage, adverse claim or right, charge or encumberance.

     5(e) Contrary Agreements. Pledgor has not made, nor will it at any time without obtaining the prior written consent of Pledgee make, any agreement which prohibits or restricts the pledging or creation of liens upon the Collateral, or which creates a lien on the Collateral prior to the Pledge interest herein provided in favor of Pledgee.

     5(f) No Legal Bar. The execution, delivery and performance of the Credit Documents, the borrowing hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Pledgor the violation of which could have a material adverse effect on the business, operations, assets or financial or other condition of the Pledgor or on the Collateral.

     5(g) Consents, etc. No consent, approval, authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of the Pledgor in connection with the execution and delivery of the Credit Documents (other than filings to perfect the security interests granted by it) or the performance of or compliance with the terms, provisions and conditions hereof or thereof.

     5(h) Investment Companies Act. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5(i) Federal Reserve Board Regulations. The Company is not engaged, and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within


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the  respective  meanings  of  such  terms  under  Regulation  U. No part of the proceeds of the Loan issued hereunder will be used, directly or indirectly, for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

     5(j) Subsidiaries. The attached Schedule II is a complete listing of any and all Subsidiaries of the Company.

     5(k) Franchise Agreements. To the extent of the Company's actual control and knowledge, the Company shall, or shall cause its Affiliates to (i) operate its or their hotels in accordance with the terms of any Franchise Agreements in effect as of the date hereof (each, a "Franchise Agreement" and collectively, the "Franchise Agreements"); (ii) promptly perform and observe (or cause to be performed or observed) all of the covenants required to be performed and observed by it or them under the Franchise Agreements and do all things necessary to preserve and to keep unimpaired its material rights thereunder;
(iii) promptly notify the Lender of any event of default under the Franchise Agreements of which it or they are aware; (iv) promptly deliver to the Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it or them under the Franchise Agreements; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by the franchisor under the Franchise Agreements. To the extent of the Company's actual control and knowledge, without Lender's prior consent, the Company shall not and shall not permit the lessee under any percentage lease or any manager to: (i) surrender, terminate or cancel any Franchise Agreement; (ii) reduce or consent to the reduction of the term of any Franchise Agreement; (iii) increase or consent to the increase of the amount of any charges under any Franchise Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Franchise Agreement or (v) suffer or permit the occurrence of continuance a default beyond any applicable cure period under any Franchise Agreement (or any successor franchise agreement with a national hotel chain approved by the Lender) if such default permits the franchiser to terminate or cancel any Franchise Agreement (or any successor franchise agreement with a national hotel chain approved by the Lender).

     6. Affirmative Covenants. The Company hereby covenants and agrees with the Lender that, as long as any Obligations remain unpaid, the Company shall:

     6(a) Payment of Indebtedness. Pay or otherwise satisfy at or before maturity or before it becomes delinquent or accelerated, as the case may be, all its Indebtedness (including taxes), except Indebtedness being contested in good faith by appropriate proceedings and for which provision is made to the satisfaction of the Lender for the payment thereof in the event any Company is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by such Company.

     6(b) Maintenance of Existence and Properties. Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business.

     6(c) Inspection of Property; Books and Records; Audits.

     (1) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

     (2) Permit: (i) representatives of the Lender, to (A) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Lender, (but, prior to the occurrence of an Event of Default, only upon not less than two Business Days' prior notice), and (B) discuss the business, operations, properties and financial and other condition of the Company with officers and employees of the Company, and with the independent certified public accountants of the Company, and (ii) representatives of the Lender to conduct periodic operational audits of the Company's business and operations of the Company.

     (3) Prepare and deliver to Lender, for each calendar month, beginning with the calendar month in which closing occurs, on or before the tenth (10th) day of the following month, monthly unaudited balance sheets, certified to be true and correct by the Chief Financial Officer of the Company.

     6(d) Notices. Promptly give written notice to the Lender of:

     (1) The occurrence of any Potential Default or Event of Default known to responsible management personnel of the Company and the proposed method of cure thereof;

     (2) Any litigation or proceeding affecting the Company which could have a material adverse effect on the business, operations, property, or financial or other condition of the Company;

     (3) A material adverse change known to responsible management personnel of the Company in the business, operations, property or financial or other condition of any Company;

     (4) A default under the terms of any Indebtedness to which the Company is a party (whether or not such default gives rise to the right of the affected lender to accelerate such Indebtedness); and

     (6) Any violation of any Requirements of Law or Contractual Obligations to which the Company may be subject or a party.

     6(e) Expenses. Pay all reasonable out-of-pocket costs and expenses (including fees and disbursements of legal counsel): (1) of the Lender incident to the preparation, negotiation and administration of the Credit Documents, including with respect to or in connection with any waiver or amendment thereof or thereto, (2) of the Lender associated with any periodic audits conducted pursuant to Paragraph 6(c)(2)(ii) above, and (3) of the Lender incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidations reorganization moratorium or other similar proceedings involving the Company or a "workout" of the Obligations. The obligations of the Company under this Paragraph 6(e) shall survive payment of all other Obligations.

     6(f) Credit Documents. Comply with and observe all terms and conditions of the Credit Documents.

     6(g) Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage in form and substance acceptable to the Lender, and furnish the Lender on request full information as to all such insurance, and to provide within five (5) days after receipt, certificates or other documents evidencing the renewal of each such policy.

     6(h) Distributions During Default. Upon the occurrence of any Event of Default, and for so long as any such Event of Default in ongoing, the Company shall make no dividends or distributions to any equity holder.


     7. Negative Covenants. The Company hereby agrees that, as long as any Obligations remain unpaid, the Company shall not at any time, directly or indirectly:

     7(a) Consolidation and Merger; Change of Business. Liquidate or dissolve or enter into any consolidation or merger or enter into any partnership, joint venture, syndicate or other combination or make any change in the nature of its business as presently conducted.

     7(b) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as currently conducted and at fair market value. In no event, however, shall the Company dispose of any asset or assets with a fair market value, individually or in the aggregate, equal to or greater than $1,000,000.00, without the prior written consent of Lender.

     7(c) Additional Indebtedness. Incur any additional Indebtedness other than trade payables incurred in the ordinary course of business.

     8. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

     8(a) The Company shall fail to pay principal or interest on the Loan or any fee payable pursuant to Paragraph 2(l) above when due; or

     8(b) Any representation or warranty made or deemed made by the Company in any Credit Document or in connection with any Credit Document shall be inaccurate or incomplete in any material respect on or as of the date made or deemed made; or

     8(c) The Company shall fail to maintain its corporate existence or shall default in the observance or performance of any covenant or agreement contained in Paragraphs 6 and 7; or

     8(d) Glade M. Knight is no longer serving as Chairman of the Board and President of the Company; or

     8(e) The Company shall fail to observe or perform any other term or provision contained in the Credit Documents and such failure shall continue for thirty (30) days; or

     8(f) The Company shall default in any payment of principal of or interest on any Indebtedness in the aggregate principal amount of $100,000 or more (and without regard for the dollar amount of the defaulted payment), or any other event shall occur, the effect of which is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity; or

     8(g) (1) The Company  shall  commence any case,  proceeding or other action
(i) relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company, or seeking to adjudicate the Company a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or for all or any substantial part of the assets of the Company, or the Company shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or
(ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of the assets of either of them which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clauses (1), (2) or (3) above; or (5) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due;

     8(h) One or more judgments or decrees in an aggregate amount in excess of $100,000 shall be entered against the Company and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or

     8(i) The borrowers under the Conduit Loans shall fail to observe or perform any term or provision with respect to any Conduit Loan or shall default in any payment of principal of or interest on any Conduit Loan or any other event shall occur, the effect of which is to permit any such Conduit Loan to be declared or otherwise to become due prior to its stated maturity;

                                      THEN:

     (1) Automatically upon the occurrence of an Event of Default under Paragraph 8(g) above; and

     (2) In all other cases, at the option of the Lender;

the principal balance of outstanding Loan and interest accrued but unpaid thereon shall become immediately due and payable, without demand upon or presentment to the Company, which are expressly waived by the Company.

     9. Miscellaneous Provisions.

     9(a) Assignment. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Lender. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of the Lender, and its successors and assigns, and shall be binding upon the Company, and its successors and assigns.

     9(b) Amendment. Neither this Agreement nor any of the other Credit Documents may be amended or terms or provisions hereof or thereof waived unless such amendment or waiver is in writing and signed by the Lender and the Company.

     9(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender under the Credit Documents are cumulative and in addition to all rights, powers and remedies provided under any and all agreements among the Company and the Lender relating hereto, at law, in equity or otherwise. Any delay or failure by the Lender to exercise any right, power or remedy shall not constitute a waiver thereof by the Lender, and no single or partial exercise by the Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

     9(d) Entire Agreement. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     9(e) Survival. All representations, warranties, covenants and agreements on the part of the Company contained in the Credit Documents shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

     9(f) Notices. All notices given by any party to the others under the Credit Documents shall be in writing unless otherwise provided for herein, delivered personally or by depositing the same in the United States mail, registered, with postage prepaid, addressed to the party at the address set forth on Schedule I attached hereto. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third Business Day following the date mailed.

     9(g) Governing Law/Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. TO THE EXTENT PERMITTED BY LAW, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT DOCUMENTS.

     9(h) Counterparts. This Agreement and the other Credit Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

     9(i) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Credit Document ("Disputes"), between or among parties to the Note or any other Credit Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaim, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any

Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any hedging arrangement that is a Credit Document.

     10. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

     "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of such Person.

     "Agreement" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

     "Applicable LIBOR Rate" shall mean, with respect to a LIBOR Loan, the rate per annum (rounded upward, if necessary, to the next higher 1/32 of one percent (.03125%)) calculated in accordance with the following formula:

     Applicable LIBOR Rate  =          LR    +    LIBOR Spread
                                     -----
                                     1-LRP

     where:

          LR = LIBOR Rate; and

          LRP = LIBOR Reserve Percentage.

     "Applicable  Prime  Rate"  shall  mean the Prime  Rate plus the Prime  Rate
Spread.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Charlotte, North Carolina are authorized or obligated to close their regular banking business.

     "Collateral"  shall  have  the  meaning  given  such  term  in  the  Pledge
Agreement.

     "Company" shall have the meanings given such terms in the introductory paragraph hereof.

     "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Documents" shall mean this Agreement, the Note, the Pledge Agreement, the Guaranties and each other document, instrument and agreement executed by the Company in connection herewith, as any of the same may be amended, extended or replaced from time to time.

     "Equity Proceeds" shall mean any and all sums invested in the Company (including dividend reinvestment) on or after the date hereof in the nature of equity including, without limitation, common and preferred stock (whether or nor convertible into common stock), options or warrants to acquire stock, and subordinated debt (whether or not convertible into stock).

     "Event of Default" shall have the meaning set forth in Paragraph 8 above.

     "Franchise  Agreement"  shall have the  meaning  set forth in  Paragraph  5 above.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP and practices thereof, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including: without limitation, all obligations for money borrowed, all amounts for which such Person may be obligated under gestation or other repurchase facilities, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

     "Interest Period" shall mean with respect to the Loan while it is a LIBOR Loan, the period commencing on the date hereof and ending one month, two months, or three months thereafter, as designated in the Company's written request to the Lender; provided, however, that (a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless by such extension it would fall in another calendar month, in which case such Interest Period shall end on the immediately preceding LIBOR Business Day; (b) any Interest Period applicable to the Loan while it is a LIBOR Loan which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause (a) hereof, end on the last day of such calendar month; and (c) no such Interest Period shall extend beyond either the Mid-Term Date or the Maturity Date.

     "Lender" shall have the meaning given such term in the introductory paragraph hereof.

     "LIBOR Business Day" shall mean a Business Day upon which  commercial banks
in  London,   England  and  New  York,  New  York  are  open  for  domestic  and international business (including dealings in United States dollars).

     "LIBOR Loan" shall mean the Loan at such time as it is bearing interest at the Applicable LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to a LIBOR Loan, the rate obtained on page 3750 of the Telerate as being the rate at which deposits in immediately available U.S. dollars having a maturity equal to the applicable Interest Period for such LIBOR Loan are offered to or by reference banks in the London interbank market, as determined by the Lender at the opening of business on a two (2) day forward commitment basis.

     "LIBOR Reserve Percentage" shall mean for any day, that percentage expressed as a decimal, which is in effect on such day, as specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum aggregate reserve requirement (including all basis, supplemental, marginal and other reserves) which is imposed on eurocurrency liabilities.

     "LIBOR Spread" shall mean: (a) from the date hereof and up to and including the Mid-Term Date, two percent (2.00%) and (b) from the day immediately following the Mid-Term Date and up to and including the Maturity Date, three and one-half percent (3.50%).

     "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loan" shall have the meaning given such term in Paragraph 1(a) above.

     "Maturity Date" shall mean March 8, 2001, as such date may be extended from time to time in writing by the Lender, in its sole discretion.

     "Mid-Term Date" shall mean the ninetieth (90th) day following the date of this Agreement.

     "Note" shall mean have the meaning given such term in Paragraph 2(b) hereof.

     "Notice of Continuation" shall mean a notice identical in form in substance to Exhibit D hereto.

     "Notice of Conversion" shall mean a notice identical in form in substance to Exhibit E hereto.

     "Obligations" shall mean any and all debts, obligations and liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Credit Documents.

     "Person" shall mean any corporation, natural person, firm, joint venture, partnerships, trust, unincorporated organization or Governmental Authority.

     "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     "Prime Rate" shall mean a rate per annum equal to the rate announced from time to time by the Lender to be its "Prime Rate" as such "Prime Rate" may change from time to time, said changes to occur on the first date the "Prime Rate" changes; it being understood that the "Prime Rate" is the rate announced by the Lender from time to time as its "Prime Rate" and is not necessarily the lowest interest rate charged by the Lender to its customers.

     "Prime Rate Loan" shall mean the Loan at such time as it is bearing interest at the Applicable Prime Rate.

     "Prime Rate Spread" shall mean: (a) from the date hereof and up to and including the Mid-Term Date, one-quarter percent (0.25%) and (b) from the day immediately following the Mid-Term Date and up to and including the Maturity Date, one percent (1.00%).

     "Requirements of Law" shall mean, as to any Person, the Articles or Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Subsidiary" shall mean any corporation, partnership or joint venture more than fifty percent (50%) of the stock or other ownership interest of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation, partnership or joint venture (irrespective of whether or not at the time stock of any other class or classes of such corporation, partnership or joint venture shall have or might have voting power by reason of the happening of any contingency) shall, at the time as of which any determination is being made, be owned, either directly or through Subsidiaries.


            [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed as of the day and year first above written.


                                     APPLE SUITES, INC., a Virginia corporation


                                     By:  /s/ Glade M. Knight
                                         -------------------------------
                                     Name:    Glade M. Knight
                                           -----------------------------
                                     Title    Chief Executive Officer
                                           -----------------------------


                                     FIRST UNION NATIONAL BANK, a national
                                     banking association


                                     By:  /s/ John A. Schissal
                                         -------------------------------
                                     Name:  John A. Schissal
                                           -----------------------------
                                     Title: Director
                                           -----------------------------

                         LIST OF SCHEDULES AND EXHIBITS


Schedule I              Addresses

Schedule II             Subsidiaries

Exhibit A               Form of Promissory Note

Exhibit B               Form of Pledge Agreement

Exhibit C               Form of Opinion

Exhibit D               Form of Notice of Continuation

Exhibit E               Form of Notice of Conversion

                                   SCHEDULE I

                                    ADDRESSES



LENDER                                        COMPANY

First Union National Bank                     Apple Suites, Inc.
One First Union Center, NC-0166               306 East Main Street
301 South College Street                      Richmond, Virginia 23219
Charlotte, North Carolina 28288-0166          Attention:       S.J. Olander, Jr.
Attention:        John Schissel               Telephone No.: (804) 643-1761
Telephone No.: (704) 383-1967                 Telecopy No.: (804) 782-9302
Telecopy No.:  (704) 383-6205



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                                   SCHEDULE II

                       SUBSIDIARIES OF APPLE SUITES, INC.


1.  Apple Suites General, Inc. (Wholly-Owned)

2.  Apple Suites LP, Inc. (Wholly-Owned)

3.  Apple Suites SPE I, Inc. (Wholly-Owned)

4.  Apple Suites SPE II, Inc. (Wholly-Owned)

5. Apple Suites Pennsylvania Business Trust (Apple Suites, Inc. is sole Trustee and sole Beneficiary)

6.  Apple Suites REIT Limited Partnership (Indirect Wholly-Owned Subsidiary)

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                                    EXHIBIT A

                          [Included in Exhibit 10.109]

                                    EXHIBIT B

                          [Included in Exhibit 10.110]

                                    EXHIBIT C

                            [ LEGAL OPINION OMITTED ]

                                    EXHIBIT D

                         FORM OF NOTICE OF CONTINUATION


                                                                    [Date](1)

First Union National Bank, as Lender to
the Credit Agreement referred to below,
One First Union Center, NC1066
Charlotte, North Carolina 28288

Attention: Greg Ponder

Ladies and Gentlemen:

     The undersigned, APPLE SUITES, INC., a Virginia corporation (the "Company"), refers to the Credit Agreement, dated as of ______________, 2000 (the "Credit Agreement"), among the Company and First Union National Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 1(d)(2) of the Credit Agreement that it requests to maintain the Loan as a LIBOR Loan under the Credit Agreement, and in that connection sets forth below the terms on which such continuation is requested to be made:


      Date of proposed continuation(1)
      (which is a Business Day)           _________________________

      Interest Period                 __________________________













_______________________

(1) The notice of continuation must be received by Lender, by hand, telecopier or telex not later than 11:00 a.m. (Charlotte, North Carolina time), three Business Days prior to a proposed continuation.


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     Upon acceptance by Company of the  continuation of the LIBOR Loan requested in this notice, the undersigned shall be deemed to have represented and warranted that no Event of Default has occurred and is continuing.


                                             APPLE SUITES, INC.,
                                             a Virginia corporation




                                             By:
                                                -----------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------

                                    EXHIBIT E

                          FORM OF NOTICE OF CONVERSION


                                                                   [Date](1)



First Union National Bank, as Lender to
  the Credit Agreement referred to below,
One First Union Center, NC1066
Charlotte, North Carolina 28288

Attention:  Greg Ponder


Ladies and Gentlemen

     The undersigned, APPLE SUITES, INC., a Virginia corporation (the "Company"), refers to the Credit Agreement, dated as of _______________, 2000 (the "Credit Agreement"), among the Company and First Union National Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 1(d)(1) of the Credit Agreement that it requests a conversion of the Loan under the Credit Agreement, and in that connection sets forth below the terms on which such conversion is requested to be made:

(i)      Date of proposed conversion(1)
         (which is a Business Day)           ________________________________

(ii)     Type of Loan being converted(2)     ________________________________

(iv)     Type of Loan outstanding(2)
         Loan is being converted into        ________________________________

(v)      Interest Period                     ________________________________




_________________________
(1) The notice of conversion must be received by the Lender (i) in the case of a proposed conversion to consist of LIBOR Loan, by hand, telecopier or telex not later than 11:00 a.m. (Charlotte, North Carolina time), three LIBOR Business
Days prior to a proposed conversion and (ii) in the case of a proposed conversion to consist of Prime Rate Loan, by hand, telecopier or telex not later than 11:00 a.m. (Charlotte, North Carolina time), on the first Business Day prior to the date of a proposed conversion.
(2) LIBOR Loan or Prime Rate Loan.

     Upon acceptance by the Company of the conversion of the Loan requested in this notice, the undersigned shall be deemed to have represented and warranted that no Event of Default has occurred and is continuing.



                                    APPLE SUITES, INC.,
                                    a Virginia corporation



                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------